UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2015

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on March 10, 2015, Allied Nevada Gold Corp. (the “Company” or “Allied Nevada”), a Delaware corporation, and certain of its domestic direct and indirect subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). During the pendency of the Bankruptcy Filing, the Debtors are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On July 23, 2015, the Debtors entered into an amended and restated restructuring support agreement (the “Amended and Restated Restructuring Support Agreement”) with (i) certain holders (the “Initial Consenting Noteholders”) of the Company’s CDN $400 million 8.75% senior unsecured notes due 2019 (the “Notes”), issued by Allied Nevada pursuant to that certain indenture dated as of May 25, 2012 by and between Allied Nevada and Computershare Trust Company of Canada and (ii) the Company’s secured bank lenders (the “Initial Secured Lenders”).

The Amended and Restated Restructuring Support Agreement amends and restates that certain restructuring support agreement dated as of March 10, 2015 and sets forth, subject to certain conditions, the commitments to and obligations of, on the one hand, the Debtors, and on the other hand, the Initial Consenting Noteholders (and any successors or permitted assigns that become party thereto, the “Consenting Noteholders”) and the Initial Secured Lenders (and any successors or permitted assigns that become party thereto, the “Secured Lenders” and together with the Consenting Noteholders, the “Creditor Parties” ) in connection with a restructuring of the Debtors’ debt and equity (the “Restructuring Transaction”) pursuant to an amended plan of reorganization (the “Amended Plan”) filed in the Debtors’ chapter 11 cases pending before the Bankruptcy Court on July 23, 2015.

Pursuant to the Amended and Restated Restructuring Support Agreement, the Debtors have agreed to, among other things and subject to certain limitations (including Bankruptcy Court approval of the Amended and Restated Restructuring Support Agreement), (a) support and take all reasonable actions necessary to facilitate the implementation and consummation of the Restructuring Transaction (including, but not limited to, the Bankruptcy Court’s approval of the Amended Plan) and (b) not take any action that is inconsistent with, or that would reasonably be expected to prevent, interfere with, delay or impede the implementation or consummation of the Restructuring Transaction. The Creditor Parties have agreed to, among other things and subject to certain limitations (including Bankruptcy Court approval of the Amended Disclosure Statement (as defined below)), (a) vote to accept the Amended Plan and (b) vote against any restructuring transaction other than the Restructuring Transaction.

The Amended and Restated Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet certain milestones related to confirmation and consummation of the Amended Plan, among other items, and certain breaches by the parties under the Amended and Restated Restructuring Support Agreement.

On July 23, 2015, the Debtors filed a motion with the Bankruptcy Court seeking authorization to assume the Amended and Restated Restructuring Support Agreement.

The foregoing description of the Amended and Restated Restructuring Support Agreement is qualified in its entirety by reference to the Amended and Restated Restructuring Support Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

On July 23, 2015, the Debtors obtained an exit facility commitment letter (the “Exit Facility Commitment Letter”) from certain affiliates or related funds of Aristeia Capital LLC, Highbridge Capital Management, LLC, Mudrick Capital Management, LP, USAA Asset Management Company, Whitebox Advisors LLC and Wolverine Asset Management LP (collectively, the “Exit Facility Lenders”) to secure the financing necessary for the consummation of the Restructuring Transaction contemplated under the Amended and Restated Restructuring Support Agreement and the Amended Plan. Pursuant to the Exit Facility Commitment Letter, and subject to the terms and conditions thereof, the Exit Facility Lenders have agreed to the purchase of new second lien convertible debt in the reorganized Company in an amount such that the initial aggregate principal amount of the new second lien convertible debt will not exceed $80 million.

The Exit Facility Commitment Letter may be terminated upon the occurrence of certain events and certain breaches by the parties under the Exit Facility Commitment Letter.

On July 23, 2015, the Debtors filed a motion with the Bankruptcy Court seeking authorization to enter into and perform under the Exit Facility Commitment Letter.

The foregoing description of the Exit Facility Commitment Letter is qualified in its entirety by reference to the Exit Facility Commitment Letter attached hereto as Exhibit 10.2 and incorporated herein by reference. For more information on the Amended Plan, see Item 7.01 of this Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On April 24, 2015, the Debtors filed with the Bankruptcy Court a proposed joint chapter 11 plan of reorganization and related disclosure statement.

On July 23, 2015, the Debtors filed with the Bankruptcy Court a proposed Amended Joint Chapter 11 Plan of Reorganization (the “Amended Plan”) and related amended disclosure statement (the “Amended Disclosure Statement”). The Amended Plan is subject to acceptance by the Debtors’ creditors (as and to the extent required under the Bankruptcy Code) and confirmation by the Bankruptcy Court. Information contained in the Amended Plan and the Amended Disclosure Statement is subject to change, whether as a result of further amendments to the Amended Plan, third-party actions, or otherwise. Copies of the Amended Plan and Amended Disclosure Statement, as filed, are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

This Current Report on Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the Amended Plan.

The Amended Plan and the Amended Disclosure Statement shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not otherwise subject to the liabilities of that section, and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

Exhibit 10.1	Amended and Restated Restructuring Support Agreement dated as of July 23, 2015

Exhibit 10.2	Exit Facility Commitment Letter dated July 23, 2015

Exhibit 99.1	Amended Debtors’ Joint Chapter 11 Plan of Reorganization

Exhibit 99.2	Amended Disclosure Statement for Debtors’ Joint Chapter 11 Plan of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 29, 2015	Allied Nevada Gold Corp.

	By:	/s/ Stephen M. Jones
Stephen M. Jones
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

Exhibit 10.1	Amended and Restated Restructuring Support Agreement dated as of July 23, 2015

Exhibit 10.2	Exit Facility Commitment Letter dated July 23, 2015

Exhibit 99.1	Amended Debtors’ Joint Chapter 11 Plan of Reorganization

Exhibit 99.2	Amended Disclosure Statement for Debtors’ Joint Chapter 11 Plan of Reorganization